Exhibit 3

LE GROUPE JEAN COUTU (PJC) INC.	/	THE JEAN COUTU GROUP (PJC) Inc.

DEMANDE DE RAPPORTS FINANCIERS		REQUEST FOR FINANCIAL REPORTS

En vertu de nouvelles règles nationales sur les valeurs mobilières (Règlement 51-102 sur les obligations d’information continue), les porteurs inscrits et propriétaires véritables, doivent désormais remplir la formule de demande s’ils désirent qu’on leur envoie les états financiers annuels (rapport annuel) et les états financiers intermédiaires.

Under new national security rules (National Instrument 51-102 “Continuous Disclosure Obligations”), the registered holders and beneficial owners must now elect to receive the annual financial statements as well as the interim financial statements by completing the request-form.

Afin que votre nom soit conservé à la liste d’envoi, vous devez remplir ce formulaire à chaque année.		Please note that this form must be completed on an annual basis in order to maintain your name on the supplemental mailing list.

Soulignons que si vous ne remplissez pas la formule de demande, vous ne recevrez plus automatiquement par la poste les états financiers et l’analyse par la direction de la situation financière et des résultats d’exploitation mentionnés ci-dessus.

It is important to note that if the request-form is not completed, the financial statements and management discussion and analysis referred to above will no longer be automatically mailed to you.

Si vous désirez les recevoir, vous n’avez qu’à remplir, signer et nous retourner le présent formulaire à l’adresse ci-dessous ou par télécopieur au (514) 871-7442.		If you wish to receive them, please complete, sign and return this form to us at the address below or by fax at (514) 871-7442.

L’adoption du Règlement 51-102 nous permettra de mieux répondre aux besoins des détenteurs, d’être plus respectueux de l’environnement et de réduire nos coûts.		The adoption of National Instrument 51-102 will allow us to better meet the needs of our Holders, provide benefits to our environment and reduce costs.

Veuillez noter que vous pourrez encore consulter les états financiers annuels et intermédiaires de même que l’analyse par la direction de la situation financière et des résultats d’exploitation de notre société sur notre site web, et sur le site SEDAR, à l’adresse www.sedar.com. Nous vous remercions de l’intérêt que vous portez à notre société.

Please also note that the annual and interim financial statements and management discussion and analysis relating to our corporation will continue to be available on our website and on SEDAR at www.sedar.com. We thank you for your interest in our company.

PRÉFÉRENCE LINGUISTIQUE/				RAPPORTS FINANCIERS /
LANGUAGE PREFERENCE				FINANCIAL REPORTS

☐	Français / French	☐	Anglais / English	☐	Rapports financiers trimestriels / Interim Financial Statements	☐	Rapport annuel / Annual Report

NOM / NAME

PRÉNOM / FIRST NAME

ADRESSE / ADDRESS

VILLE /CITY	PROVINCE / STATE	CODE POSTAL / POSTAL CODE / ZIP CODE

DATE

Jour/Day	Mois/Month	Année/Year	SIGNATURE

Trust Banque Nationale / National Bank Trust

Gestion de l’actionnariat / Share Ownership Management

1100 University (1769-1), 9e étage/9th floor, Montréal, QC H3B 2G7

Télécopieur / Fax : (514)871-7442